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                                                                   Exhibit 10.55

                      [KROLL ASSOCIATES, INC. LETTERHEAD]

                             DEMAND PROMISSORY NOTE

$809,500                                                     October 14, 1997


        KROLL ASSOCIATES, INC., a Delaware corporation (the "Company"), FOR VALUE RECEIVED, hereby promises to pay to the order of Jules B. Kroll (the "Holder"), or his assigns the principal sum of $309,500 ON DEMAND, together with interest thereon at the rate of 1/2% below the Prime Rate, as published in The Wall Street Journal on the date of demand. If The Wall Street Journal is not published on such date, then the interest rate shall be calculated based on the Prime Rate, as published in The Wall Street Journal on the following day on which it is published.

        The Company hereby promises to pay principal and interest in lawful money of the United States of America to the Holder, or its assigns at 900 Third Avenue, New York, New York 10022, or at such other location in the City and State of New York as may be specified by the Holder or its assigns, in same day funds.

        The Company waives presentment, protest and demand, and also notice of protest, of demand, of nonpayment, of dishonor and of maturity. No single or partial exercise of any right or power hereunder shall preclude other or further exercise thereof or the exercise of any other right or power. This Demand Promissory Note may not be changed or discharged orally, but only by an agreement, in writing, which is signed by the person against which enforcement of any waiver, change, modification or discharge is sought.

        This Demand Promissory Note and the rights and obligations of the parties hereunder shall be governed by, construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be entirely performed in such State. The Company agrees to pay any attorneys' fees or other costs of collection incurred by the Holder of his assigns in enforcing this Demand Promissory Note.

                                        KROLL ASSOCIATES, INC.


                                        By:
                                           -----------------------------
                                           Nazzareno E. Paciotti
                                           Chief Financial Officer